Exhibit 23.0

Consent of Independent Certifying Accountant


                            BECKSTEAD & WATTS, L.L.P.
                           Certified Public Accountant

                                                        3340 Wynn Rd, Ste. B
                                                        Las Vegas, NV 89102
                                                        702.257.1984
                                                        702.362.0540 (fax)
November 15, 2004

To Whom It May Concern:

I have issued my report dated April 16, 2003 accompanying the financial statements of Nuclear solutions, Inc. on Form 10-KSB for the year ended December 31, 2003. I hereby consent to the incorporation by reference of said report in the Registration Statement of Nuclear Solutions, Inc. on Form S-8.

Signed,

/s/ G. Brad Beckstead

G. Brad Beckstead